EXHIBIT 107
Calculation Of Filing Fee Tables
Form S-3
(Form Type)
AnaptysBio, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Common stock, par value $0.001 per share	457(o)		(2)	(2)
	Equity	Preferred stock, par value $0.001 per share	457(o)		(2)	(2)
	Debt	Debt securities	457(o)		(2)	(2)
	Other	Warrants	457(o)		(2)	(2)
	Other	Subscription Rights	457(o)		(2)	(2)
	Other	Units	457(o)		(2)	(2)
	Unallocated (Universal) Shelf	(1)	457(o)			$300,393,177	$0.00015310	$45,991

Carry Forward Securities
Carry Forward Securities	Equity	Common stock, par value $0.001 per share	415(a)(6)						Form S-3	333-261953	January 11, 2022
	Equity	Preferred stock, par value $0.001 per share	415(a)(6)						Form S-3	333-261953	January 11, 2022
	Debt	Debt securities	415(a)(6)						Form S-3	333-261953	January 11, 2022
	Other	Warrants	415(a)(6)						Form S-3	333-261953	January 11, 2022
	Other	Subscription Rights	415(a)(6)						Form S-3	333-261953	January 11, 2022
	Other	Units	415(a)(6)						Form S-3	333-261953	January 11, 2022
	Unallocated (Universal) Shelf	(1)	415(a)(6)	(1)	(2)	$199,606,823 (3)	$0.00009270 (3)		Form S-3	333-261953	January 11, 2022	$18,504

	Total Offering Amounts					$500,000,000		$45,991

	Total Fees Previously Paid							—

	Total Fee Offsets							—
	Net Fee Due							$45,991

(1) There is being registered hereunder an indeterminate number of shares of (a) common stock, (b) preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock or debt securities of the Registrant, (e) subscription rights to purchase common stock, preferred stock or debt securities of the Registrant, and (f) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The $500,000,000 of securities registered hereunder includes the shares of common stock that may be offered, issued and sold pursuant to that certain “at-the-market offering” sales agreement by and between the Registrant and TD Securities (USA) LLC. There is also being registered hereunder an indeterminate number of shares of common stock, preferred stock and debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $500,000,000. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2) The proposed maximum offering price per share and proposed maximum aggregate offering price for each type of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Item 16(b) of Form S-3 under the Securities Act.
(3) The $500,000,000 of securities registered pursuant to this registration statement includes $199,606,823 of securities (the “Unsold Securities”) registered pursuant to the Registration Statement on Form S-3 (No. 333-261953), filed on December 30, 2021, as amended (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the $18,504 of filing fees previously paid in connection with the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder and will continue to be applied to the Unsold Securities registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

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